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                                                                    Exhibit 23.3
                                                                    ------------

                          Consent of Independent Auditors

  The Board of Directors and Capital Subscribers
  Mannesmann Mobilfunk GmbH:

  We consent to incorporation by reference in the registration statements on Form S-8 of PacTel Corporation relating to the PacTel Corporation Retirement Plan, PacTel Corporation Employee Stock Purchase Plan, and Pactel Corporation 1993 Long-Term Stock Incentive Plan of our report dated February 28, 1994, relating to the balance sheets of Mannesmann Mobilfunk GmbH as of December 31, 1993 and 1992, and the related statements of operations, capital subscribers' equity and cash flows for the years then ended, which report appears in the December 31, 1993 annual report on Form 10-K of AirTouch Communications.


  Dusseldorf, Germany, March 21, 1994


  KPMG Deutsche Treuhand-Gesellschaft
  Aktiengesellschaft
  Wirtschaftsprufungsgesellschaft



  Scheffler                           Haas
  Wirtschaftsprufer                   Wirtschaftsprufer































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